UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________
FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 17, 2014

J. C. PENNEY COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation )	1-15274 (Commission File No.)	26-0037077 (IRS Employer Identification No.)

6501 Legacy Drive Plano, Texas (Address of principal executive offices)	75024-3698 (Zip code)
Registrant's telephone number, including area code: (972) 431-1000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) (1) 2014 Base Salaries, 2014 Target Incentive Opportunity Percentages, and 2014 Equity Awards.

The 2014 base salaries, target incentive opportunity percentages under the J. C. Penney Corporation, Inc. Management Incentive Compensation Program, and equity award values for the named executive officers of J. C. Penney Company, Inc. (the “Company”) are set forth below. For 2014, the equity value for Mr. Ullman was delivered 50% in the form of performance-contingent stock options and 50% in the form of performance-based restricted stock units, each as further described below. The equity values for the other named executive officers of the Company were or will be, as the case may be, delivered 50% in the form of performance-contingent stock options, as described below, and 50% in the form of time-based restricted stock units.

Executive Officer	2014 Base Salary	2014 Target Incentive Award Opportunity (% of base salary)	2014 Equity Awards
Myron E. Ullman, III Chief Executive Officer	$1,500,000	200%	$5,500,000
Edward J. Record[1] Executive Vice President and Chief Financial Officer	$750,000	75%	$1,500,000
Janet L. Dhillon Executive Vice President, General Counsel and Secretary	$700,000	75%	$2,000,000
Brynn L. Evanson Executive Vice President, Human Resources	$475,000	75%	$700,000
D. Scott Laverty Executive Vice President, Chief Information Officer	$450,000	75%	$700,000
1 Edward J. Record will succeed Kenneth H. Hannah as Executive Vice President and Chief Financial Officer effective March 24, 2014. The grant date for Mr. Record’s annual equity award will be the third trading day following commencement of his employment.

(2) Forms of Grant Notice. The performance-contingent stock options require that the price of the Company’s common stock of 50¢ par value (the “Common Stock”) appreciate by at least 50% over the option exercise price for a period of 20 consecutive trading days (the “price hurdle” ). Mr. Ullman’s performance-contingent stock options vest on the first anniversary of the grant date provided he remains continuously employed with the Company during that time and will become immediately exercisable in full if the price hurdle is met at any time within four years of the grant date. For the other named executive officers, the performance-contingent stock options are subject to time-based vesting requirements over four years and will vest in full only if the price hurdle is met at any time within four years of the grant date. The performance-contingent stock options have a ten-year term, provided, however, if the price hurdle is not met prior to the fourth anniversary of the grant date, the options will be cancelled.

The number of performance-based restricted stock units granted to Mr. Ullman is a target award which may increase or decrease based on the extent to which the Company achieves the performance measurements established by the Committee of the Whole at the beginning of the performance cycle, which is the Company’s fiscal year. The payout matrix established by the Committee of the Whole sets forth a range of payout percentages (from 50% to 200%) relative to the Company’s actual results for the fiscal year. The performance measures are free cash flow (50%) and EBITDA (50%). For purposes of the award, free cash flow is defined as cash flow from operating activities less capital expenditures and dividends paid, plus proceeds from the sale of operating assets, and EBITDA is defined as earnings before interest, taxes, depreciation and pension expense, excluding certain non-recurring items. Following the conclusion of the performance cycle, the number of performance units earned in accordance with the payout matrix, subject to reduction at the discretion of the Committee of the Whole, will vest and will be paid out in shares of Common Stock in equal installments on each of the second and third anniversaries of the grant date.

Copies of the Forms of Notice of 2014 Performance-Contingent Stock Option Grant for Mr. Ullman and for the other named executive officers are filed herewith as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference. A copy of the Form of Notice of 2014 Performance-Based Restricted Stock Unit Grant for Mr. Ullman is filed herewith as Exhibit 10.3 and is incorporated herein by reference. The Form of Notice of Time-Based Restricted Stock Unit Grant to be used in connection with the grants of time-based restricted stock units to the named executive officers other than Mr. Ullman has been previously filed with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit 10.1 Form of Notice of 2014 Performance-Contingent Stock Option
Grant under the J. C. Penney Company, Inc. 2012 Long-Term Incentive Plan for Myron E. Ullman, III

Exhibit 10.2    Form of Notice of 2014 Performance-Contingent Stock Option
Grant under the J. C. Penney Company, Inc. 2012 Long-Term Incentive Plan

Exhibit 10.3    Form of Notice of 2014 Performance-Based Restricted Stock Unit

Grant under the J. C. Penney Company, Inc. 2012 Long-Term Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. C. PENNEY COMPANY, INC.

By: /s/ Janet Dhillon
Janet Dhillon
Executive Vice President,
General Counsel and Secretary

Date: March 21, 2014

EXHIBIT INDEX

Exhibit Number    Description

10.1        Form of Notice of 2014 Performance-Contingent Stock Option Grant
under the J. C. Penney Company, Inc. 2012 Long-Term Incentive Plan for Myron E. Ullman, III

10.2        Form of Notice of 2014 Performance-Contingent Stock Option Grant
under the J. C. Penney Company, Inc. 2012 Long-Term Incentive Plan

10.3        Form of Notice of 2014 Performance-Based Restricted Stock Unit Grant
under the J. C. Penney Company, Inc. 2012 Long-Term Incentive Plan